================================================================================

                       LETTER OF CREDIT AND REIMBURSEMENT
                                   AGREEMENT



                         DATED AS OF NOVEMBER 17, 1993



                                    BETWEEN



                                MGM GRAND, INC.,
                                AS ACCOUNT PARTY



                                      AND



                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION

================================================================================

                                EXHIBIT 10(22)

                               TABLE OF CONTENTS
                               -----------------

                                                                                      Page
                                                                                      ----
ARTICLE 1
DEFINITIONS........................................................................     1
   SECTION 1.1             Certain Defined Terms...................................     1
   SECTION 1.2             Computation of Time Periods.............................     7

ARTICLE 2
AMOUNT AND TERMS OF THE LETTER OF CREDIT...........................................     7
   SECTION 2.1             The Letter of Credit....................................     7
   SECTION 2.2             Issuing the Letter of Credit............................     7
   SECTION 2.3             Reimbursement of Draws..................................     7
   SECTION 2.4             Letter of Credit Fee and Draw Fee.......................     7
   SECTION 2.5             Increased Costs and Reduced Return......................     8
   SECTION 2.6             Payments and Computations...............................     9
   SECTION 2.7             Non-Business Days.......................................     9
   SECTION 2.8             Obligations Absolute....................................     9
   SECTION 2.9             Security................................................    10

ARTICLE 3
CONDITIONS OF ISSUANCE.............................................................    10
   SECTION 3.1             Condition Precedent to Issuance of the Letter of
                           Credit..................................................    10
   SECTION 3.2             Additional Conditions Precedent to Issuance of the
                           Letter of Credit........................................    11

ARTICLE 4
REPRESENTATIONS AND WARRANTIES.....................................................    12
   SECTION 4.1             Corporate Existence and Power...........................    12
   SECTION 4.2             Corporate Authorization; No Contravention...............    12
   SECTION 4.3             Governmental Authorization..............................    12
   SECTION 4.4             Binding Effect..........................................    13
   SECTION 4.5             Litigation..............................................    13
   SECTION 4.6             No Default..............................................    13
   SECTION 4.7             Management Agreement....................................    13
   SECTION 4.8             No Liens................................................    13
   SECTION 4.9             Taxes...................................................    14
   SECTION 4.10            Financial Condition.....................................    14
   SECTION 4.11            Collateral Documents....................................    14
   SECTION 4.12            Regulated Entities......................................    14
   SECTION 4.13            No Burdensome Restrictions..............................    15
   SECTION 4.14            Full Disclosure.........................................    15

ARTICLE 5
COVENANTS..........................................................................    15
   SECTION 5.1             Financial Statements....................................    15
   SECTION 5.2             Certificates; Other Information.........................    16
   SECTION 5.3             Notices.................................................    16
   SECTION 5.4             Preservation of Corporate Existence, Etc................    17
   SECTION 5.5             Maintenance of Property.................................    17
   SECTION 5.6             Insurance...............................................    17
   SECTION 5.7             Payment of Obligations..................................    18
   SECTION 5.8             Compliance with Laws....................................    18

   SECTION 5.9       Inspection of Property and Books..............................    18
   SECTION 5.10      Environmental Laws............................................    19
   SECTION 5.11      Maintenance of Tangible Consolidated Net Worth................
   SECTION 5.12      Maintenance of Consolidated Coverage Ratio....................    19
   SECTION 5.13      Further Assurances............................................    19
   SECTION 5.14      Amendments to Related Documents...............................    20

ARTICLE 6
EVENTS OF DEFAULT..................................................................    20
   SECTION 6.1       Event of Default..............................................    20
   SECTION 6.2       Upon an Event of Default......................................    22
   SECTION 6.3       Rights Not Exclusive..........................................    23

ARTICLE 7
MISCELLANEOUS......................................................................    23
   SECTION 7.1       Amendments, Etc...............................................    23
   SECTION 7.2       Notices, Etc..................................................    23
   SECTION 7.3       No Waiver; Remedies...........................................    24
   SECTION 7.4       Right of Set-off..............................................    25
   SECTION 7.5       Indemnity.....................................................    25
   SECTION 7.6       Liability of the Account Party................................    26
   SECTION 7.7       Costs.........................................................    26
   SECTION 7.8       Binding Effect; Successors and Assigns........................    27
   SECTION 7.9       Severability..................................................    27
   SECTION 7.10      Governing Law.................................................    27
   SECTION 7.11      Headings......................................................    28

                              LETTER OF CREDIT AND
                              --------------------
                            REIMBURSEMENT AGREEMENT
                            -----------------------


     LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of November 17, 1993, between MGM GRAND, INC., a Delaware corporation, (the "Account Party") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Bank").

                                 R E C I T A L:
                                 -------------


     WHEREAS, in order to secure the payment when due of certain rent and other payments to Norwest Bank Minnesota National Association, not individually, but solely as trustee under the Trust Agreement, as Lessor ("Lessor") under a Master Lease dated ag of November 17, 1993, between MGM Grand Equipment Inc., a Delaware corporation ("Lessee") and Lessor (as amended, supplemented or modified from time to time being herein referred to as the "Master Lease"), the Account Party, as guarantor of Lessee's obligations under the Master Lease, has requested the Bank to issue the Letter of Credit.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS


     SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following
                 ---------------------
terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Agreement" means this Letter of Credit and Reimbursement Agreement, as
      ---------
amended and supplemented from time to time hereafter.

     "Amortization" means, for any period, as applied to any Person, the amount
      ------------
of the amortization (other than amortization of debt discount and amortization of capitalized financing fees) that is reflected on the financial statements of such Person and its consolidated Subsidiaries for such period in accordance with GAAP.

     "Bank Loan Agreement" means that certain Credit Agreement, entered into as
      -------------------
of May 13, 1992, among MGM Finance, MGM Hotel, the several financial institutions parties thereto, and Bank of America National Trust and Savings Association, as agent for such banks, and any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions thereof.

     "Base Rate" means for any day, a rate per annum equal to the higher of (i)
      ---------
the Reference Rate for such day and (ii) the Federal Funds Rate applicable to the Bank for such day plus onehalf of one percent (0.50%).

     "Business Day" means a day of the year on which banks are not required or
      ------------
authorized to close in San Francisco, California, Los Angeles, California or New York, New York.

     "Certificate Holders" has the meaning assigned to that term under the
      -------------------
Participation Agreement.

     "Collateral Documents" means, collectively, (i) the Security Agreement,
      --------------------
(ii) the Intercreditor Agreement, (iii) other security agreements and documents, and all financing statements (or comparable documents) now or hereafter filed in accordance with the UCC (or comparable law) in connection therewith in favor of the Bank and (iv) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

     "Commitment" means, as of any date, an amount equal to the lesser of (a)
      ----------
$7,000,000 and (b) 20% of the balance of the Master Lease on such date, as such amount shall be permanently reduced by the amount of any Drawing under the Letter of Credit in accordance with Section 2.1.

     "Consolidated Adjusted Net Worth" has the meaning assigned to that term in
      -------------------------------
the Indenture.

     "Consolidated Coverage Ratio" has the meaning assigned to that term in the
      ---------------------------
Indenture.

     "Consolidated Fixed Charges" has the meaning assigned to that term in the
      --------------------------
Indenture.

     "Consolidated Income Tax Expense" has the meaning assigned to that term in
      -------------------------------
the Indenture.

     "Consolidated Net Income" has the meaning assigned to that term in the
      -----------------------
Indenture.

     "Contractual Obligations" means, as to any Person, any provision of any
      -----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "Credit Obligations" means all unreimbursed Draws, interest, fees,
      ------------------
expenses, and other indebtedness, advances, liabilities, obligations, covenants and duties owing by the Account Party to the Bank, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Related Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

     "Default Rate" means the Base Rate from time to time in effect plus 3%.
      ------------

     "Depreciation Expense" has the meaning assigned to that term in the
      --------------------
Indenture.

     "Draw" or "Drawing" means the payment by the Bank under the Letter of
      ----      -------
Credit of an amount as demanded pursuant to the presentation of a sight draft by the Lessor.

     "Event of Default" has the meaning assigned to that term in Section 6.1.
      ----------------

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of San Francisco on the Business Day next succeeding such day, provided in each case that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Pay, the Federal Funds Rate with respect to the Bank for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank.

     "Fiscal Year" has the meaning assigned to that term in the Indenture.
      -----------

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Indebtedness" has the meaning assigned to that term in the Indenture.
      ------------

     "Indemnified Person" has the meaning assigned to that term in Section 7.5.
      ------------------

     "Indemnified Liabilities" has the meaning assigned to that term in Section
      -----------------------
7.5.

     "Indenture" means that certain Indenture dated as of May 1, 1992 among MGM
      ---------
Finance, as issuer, the Account Party, as guarantor, MGM Hotel, as obligor, and U.S. Trust Company of California, N.A., as trustee, relating to the $220,000,000 113/4% First Mortgage Notes due May 1, 1999 and $253,000,000 12% First Mortgage Notes due May 1, 2002. All references to the Indenture in this Agreement shall mean the Indenture as in effect on the date hereof and, to the extent consented to by the Bank in writing, any amendments thereto.

     "Insolvency Proceeding" means (a) any case, action or proceeding before any
      ---------------------
court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement; in each case (a) and (b) under U.S. Federal, State or foreign law.

     "Intercreditor Agreement" means the Intercreditor Agreement, substantially
      -----------------------
in the form of Exhibit A hereto and any amendments, supplements, modifications,
               ---------
renewals, replacements, consolidations, substitutions and extensions thereof.

     "Letter of Credit" means the irrevocable transferable letter of credit,
      ----------------
substantially in the form of Exhibit A.
                             ---------

     "Lien" means any mortgage, deed of trust, pledge, hypothecation,
      ----
assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement), the interest of a lessor under a capital lease obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, (under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

     "Management Agreement" has the meaning assigned to that term in the
      --------------------
Indenture.

     "Master Lease Commencement Date" means the date of opening of the MGM Grand
      ------------------------------
Hotel and Theme Park, but in no event later than March 31, 1994.

     "Material Adverse Effect" means a material adverse change in, or a material
      -----------------------
adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) or prospects of the Account Party; (b) the ability of the Account Party to perform under any Related Document; (c) the legality, validity, binding effect or enforceability of any Related Document; or (d) the perfection or priority of any Lien granted to the Bank under any of the Collateral Documents.

     "MGM Finance" means MGM Grand Hotel Finance Corp., a Nevada corporation.
      -----------

     "MGM Grand Hotel and Theme Park" has the meaning assigned to that term in
      ------------------------------
the Indenture.

     "MGM Hotel" means MGM Grand Hotel, Inc., a Nevada corporation.
      ---------

     "Minimum Equity" has the meaning assigned to that term in the Indenture.
      --------------

     "Operative Documents" has the meaning assigned to that term in the
      -------------------
Participation Agreement.

     "Participant" has the meaning assigned to that term in Section 7.8(b).
      -----------

     "Participation Agreement" means the Participation Agreement dated as of the
      -----------------------
date hereof, among MGM Hotel, as Sublessee, Lessee, Account Party, the Certificate Holders and the Lessor, as amended or supplemented from time to time.

     "Person" means an individual, a corporation, a partnership, an association,
      ------
a joint venture, a trust, an unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Reference Rate" means the rate of interest publicly announced from time to
      --------------
time by the Bank in San Francisco, California, as its reference rate. It is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Related Documents" means this Agreement, the Letter of Credit, the
      -----------------
Collateral Documents, the Operative Documents and all documents and certificates delivered in connection with the execution and delivery hereof and thereof.

     "Requirement of Law" means, as to any Person, any law (statutory or
      ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Responsible Officer" means the Chief Executive Officer or the President of
      -------------------
the Account Party or, with respect to financial matters, the Chief Financial Officer or the Treasurer of the Account Party.

     "Security Agreement" means the Security Agreement substantially in the form
      ------------------
of Exhibit B hereto and any amendments, supplements, modifications, renewals,
   ---------
replacements, consolidations, substitutions and extensions thereof.

     "Scheduled Termination Date" means the earlier of (a) March 31, 1999 and
      --------------------------
(b) [the one hundred and twenty-first day next following the date on which the Lessee, MGM Hotel and the Account Party have performed all of their Obligations to the Lessee and the Certificate Holders pursuant to the Operative Agreements (as such terms "Obligations", "Certificate Holders" and "Operative Agreements" are defined in or by reference to the Participation Agreement)] [five years from the Master Lease Commencement Date].

     "Stated Amount" means the amount of the Letter of Credit, as adjusted from
      -------------
time to time pursuant to the terms of this Agreement and the Letter of Credit.

     "Subsidiary" of any specified Person means (i) a corporation a majority of
      ----------
whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person or by such Person and a Subsidiary or Subsidiaries of such Person or by a Subsidiary or Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person or such Person and a Subsidiary or Subsidiaries of such Person or a Subsidiary or Subsidiaries of such Person directly or indirectly, at the date of determination thereof has at least majority ownership interest.

     "Tangible Consolidated Net Worth" has the meaning assigned to that term in
      -------------------------------
the Indenture.

     SECTION 1.2 Computation of Time Periods.  In this Agreement, in the
                 ---------------------------
computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".


                                   ARTICLE 2
                    AMOUNT AND TERMS OF THE LETTER OF CREDIT


     SECTION 2.1 The Letter of Credit.
                 --------------------

          (a) The Bank hereby agrees, on the terms and conditions hereinafter set forth, to issue the Letter of Credit upon the request of the Account Party; provided, however, that in no event shall the sum of (i) the Stated Amount and
(ii) the aggregate principal amount of all unreimbursed Draws exceed the Commitment. Each Drawing under the Letter of Credit shall permanently reduce the Stated Amount of the Letter of Credit.

          (b)    The Account Party hereby applies to the Bank, and instructs the

Bank to issue, and the Bank agrees, on the terms and conditions hereinafter set forth, to issue the Letter of Credit to the Lessor on the date as set forth in
Section 2.2 and in a Stated Amount equal to the amount requested by the Account Party pursuant to Section 2.2. The Commitment to issue the Letter of Credit hereunder shall terminate if the Account Party has not requested the issuance thereof, and said terms and conditions set forth herein have not been complied with, on or before November 30, 1993.

          (c) The Letter of Credit and the Commitment shall expire on the Scheduled Termination Date.

     SECTION 2.2 Issuing the Letter of Credit. The Letter of Credit shall be
                 ----------------------------
issued concurrently herewith.

     SECTION 2.3 Reimbursement of Draws. The Account Party shall cause the Bank
                 ----------------------
to be reimbursed for any Draws, together with any accrued interest on unreimbursed Draws, no later than 1:00 P.M. (San Francisco time) immediately on demand upon each date on which the Bank shall pay any Draw. Each unreimbursed Draw shall accrue interest from the date on which the Bank pays such Draw until payment in full, at the Default Rate in effect from time to time.

     SECTION 2.4 Letter of Credit Fee and Draw Fee.
                 ---------------------------------

          (a) The Account Party hereby agrees to pay to the Bank a letter of credit commission on the Stated Amount of the Letter of Credit in effect from time to time from the date of issuance of the Letter of Credit until the Scheduled Termination Date, at the rate of 2% per annum, payable quarterly in arrears on the first Business Day of each January, April, July and October until the Scheduled Termination Date and on the Scheduled Termination Date.

          (b) The Account Party hereby agrees to pay to the Bank a one time draw fee equal to $75.00, payable on each Business Day on which the Bank shall pay any amount under the Letter of Credit pursuant to a demand for payment.

     SECTION 2.5 Increased Costs and Reduced Return.
                 ----------------------------------

          (a) If the Bank shall have reasonably determined that the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank or any corporation controlling the Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its obligations under this Agreement, then, upon demand of the Bank, the Account Party shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase; provided, however, that the Account Party shall not be required
               --------  -------
to compensate the Bank in respect of any period prior to 30 days after the Bank makes its initial demand (or delivers its initial notice that it intends to make a demand) for any compensation under this Section.

          (b) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) shall subject the Bank to any tax, duty or other charge with respect to the Credit Obligations, or shall change the basis of taxation of payments to the Bank with respect to the Credit Obligations (except for changes in the rate of tax on the overall net income of the Bank imposed by the jurisdiction in which the Bank's principal executive office is located); or

               (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), against assets of, deposits with or for the account of, or credit extended by, the Bank;

and the result of any of the foregoing is to increase the cost to the Bank of issuing or maintaining the Commitment or the Letter of Credit or paying any Draw, or to reduce the amount of any sum received or receivable by the Bank under this Agreement, by an amount deemed by the Bank to be material, then, within 30 days after demand by the Bank, the Account Party agrees to pay or cause to be paid to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

          (c) A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder (accompanied by a statement specifying the reasons therefor) shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods, provided that adjustments pursuant to subsection (a) and (b) shall not be duplicative.

     SECTION 2.6 Payments and Computations. The Account Party shall make each
                 -------------------------
payment hereunder not later than 1:00 p.m. (San Francisco time) on the day when due in lawful money of the United States of America to the Bank in immediately available funds. Computations of the Base Rate, the Default Rate and the fees hereunder shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) elapsed. Any payment received by the Bank after 1:00 P.M. (San Francisco time) will be deemed to have been received on the following Business Day.

     SECTION 2.7 Non-Business Days. Whenever any payment to be made hereunder
                 -----------------
shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

     SECTION 2.8 Obligations Absolute. The obligation of the Account Party to
                 --------------------
reimburse the Bank for payments made by the Bank under the Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

               (i) any lack of validity or enforceability of the Letter of Credit or any other Related Document;

               (ii) any amendment or waiver of or any consent to departure from the Letter of Credit or any of the other Related Documents;

               (iii) the existence of any claim, set-off, defense or other right which the Account Party may have at any time against the Lessor or any other beneficiary, or any transferee, of the Letter of Credit (or any persons or entities for whom the Lessor, any such beneficiary or any such transferee may be acting), the Bank or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents, or any unrelated transaction;

               (iv) any breach of contract or dispute between the Account Party, the Lessor, the Bank or any other person or entity;

               (v) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (vi) payment by the Bank under the Letter of Credit against presentation of a demand for payment which does not comply with the terms of the Letter of Credit;

               (vii) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Bank, with or without notice to or approval by the Account Party, with respect to the Account Party's Credit Obligations; or

               (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.9 Security. All Credit Obligations shall be secured in accordance
                 --------
with the Collateral Documents.


                                   ARTICLE 3
                             CONDITIONS OF ISSUANCE


     SECTION 3.1 Condition Precedent to Issuance of the Letter of Credit.  The
                 -------------------------------------------------------
obligation of the Bank to issue the Letter of Credit is subject to the conditions precedent that the Bank shall have received on or before the date of the issuance of the Letter of Credit the following, each dated such date, in form and substance satisfactory to the Bank:

          (a) Certified copies of the resolutions of the Board of Directors of the Account Party approving the Related Documents to which it is a party, the form and content of the Letter of Credit and the other matters contemplated hereby, and of all other documents evidencing any other necessary action of the Account Party.

          (b) Certified copies of the Related Documents, which shall have been (or concurrently herewith are being) duly executed and delivered by the parties thereto, and all governmental and regulatory approvals or determinations necessary or appropriate for the Account Party with respect to this Agreement and the Related Documents and the transactions contemplated hereby and thereby.

          (c)    Certified copy of the Management Agreement.

          (d) A certificate of the Secretary or an Assistant Secretary of the Account Party certifying the names and true signatures of the officers of the Account Party authorized to sign this Agreement and the other documents to be delivered by it hereunder.

          (e) An opinion of counsel for the Account Party, in form and substance satisfactory to the Bank in the exercise of reasonable judgment.

          (f) An opinion of counsel for Lessor, in form and substance satisfactory to the Bank in the exercise of reasonable judgment.

          (g) This Agreement and the Collateral Documents in form and substance satisfactory to the Bank duly executed and delivered by the parties thereto, together with any UCC financing statements deemed necessary or desirable by Bank in the exercise of reasonable judgment.

     SECTION 3.2 Additional Conditions Precedent to Issuance of the Letter of
                 ------------------------------------------------------------
Credit. The obligation of the Bank to issue the Letter of Credit shall be
- ------
subject to the further conditions precedent that on the date of the issuance of the Letter of Credit the following statements shall be true and the Bank shall have received a certificate signed by a duly authorized officer of the Account Party, dated the date of such issuance, stating that:

          (a) the representations and warranties contained in Section 4.1 of this Agreement are correct on and as of the date of issuance of the Letter of Credit as though made on and as of such date; and

          (b) no event has occurred and is continuing, or would result from the issuance of the Letter of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

and the Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request, including, without limitation, a receipt from the Lessor acknowledging receipt of the Letter of Credit.


                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES


     SECTION 4.1 Corporate Existence and Power. The Account Party (a) is a
                 -----------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver and perform its obligations under the Related Documents; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify, to be authorized or to be in good standing would not result in a Material Adverse Effect; and (d) is in compliance with all Requirements of Law, except where the failure to be in compliance would not result in a Material Adverse Effect.

     SECTION 4.2 Corporate Authorization; No Contravention. The execution,
                 -----------------------------------------
delivery and performance by the Account Party of this Agreement and each other Related Document to which the Account Party is a party, have been duly authorized by all necessary corporate action and do not and will not: (a) contravene the terms of the Account Party's certificate of incorporation, bylaws or other organization document; or (b) conflict with or result in any breach or contravention of, or the creation of any lien under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which such the Account Party is a party; or (c) violate any Requirement of Law.

     SECTION 4.3 Governmental Authorization. No approval, consent, exemption,
                 --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Bank under the Collateral Documents) is necessary or required in connection with the execution, delivery, performance or enforcement against the Account Party of this Agreement or any other Related Document or any other instrument or agreement required hereunder to be made by the Account Party.

     SECTION 4.4 Binding Effect. This Agreement and each other Related Document
                 --------------
to which the Account Party is a party constitute the legal, valid and binding obligations of the Account Party, enforceable against such the Account Party in accordance with their respective terms.

     SECTION 4.5 Litigation. There are no actions, suits, proceedings (other
                 ----------
than ordinary and customary proceedings involving issuance, renewal or extension of permits, licenses and other evidences of authority to operate aspects of the business of the Account Party in which no material dispute has arisen and in which no third party is contesting issuance of such license, permit or evidence of authority), claims or disputes pending, or to the best knowledge of the Account Party, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority, against the Account Party or any of its properties which:

          (a) purport to affect or pertain to this Agreement, or any Related Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to the Account Party, might have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Related Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     SECTION 4.6 No Default. No Default or Event of Default exists or would
                 ----------
result from the incurring of obligations by the Account Party under this Agreement or any other Related Document. The Account Party is not in default under or with respect to any Contractual Obligation, which such default would have a Material Adverse Effect.

     SECTION 4.7 Management Agreement. The Management Agreement is in full force
                 --------------------
and effect, and the parties thereto are in full compliance with the provision thereof. There are no events or conditions known to the Account Party which causes it to believe that the Management Agreement will not be performed in accordance with its terms.

     SECTION 4.8 No Liens. The right of the Account Party to receive proceeds
                 --------
pursuant to the Management Agreement is free and clear of all Liens or rights of others, except Liens contemplated by this Agreement and the Security Agreement and restrictions and limitations contemplated by the Indenture and/or the Bank Loan Agreement.

     SECTION 4.9 Taxes. The Account Party has filed all Federal and other
                 -----
material
tax returns and reports required to be filed and have paid prior to delinquency all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no material proposed tax assessment against the Account Party except those which are or will be contested in good faith by appropriate proceedings and for which adequate reserves have been, or upon notice of such assessment, will be, provided in accordance with GAAP.

     SECTION 4.10  Financial Condition.
                   -------------------

          (a) The audited consolidated financial statements of the Account Party dated December 31, 1992, the related combined statements of operations, stockholders' equity and cash flows for the fiscal year ended on that date and the audited consolidated and consolidating financial statements of the Account Party and its Subsidiaries dated December 31, 1992, the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for the fiscal year ended on that date: (i) were prepared in accordance with GAAP, except as otherwise expressly noted therein; (ii) are complete, accurate and fairly present the financial condition of the Account Party and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent of the Account Party and its Subsidiaries as of the date thereof (including liabilities for taxes and material commitments).

     SECTION 4.11  Collateral Documents. The Account Party has the full power
                   --------------------
and authority to pledge the Collateral pursuant to the Collateral Documents. The provisions of each of the Collateral Documents are effective to create in favor of the Bank a legal, valid and enforceable first priority security interest in all right, title and interest of the Account Party in the collateral described therein; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedule to the Security Agreement.

     SECTION 4.12  Regulated Entities. Neither the Account Party, nor any Person
                   ------------------
controlling the Account Party, or any Subsidiaries of thereof, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     SECTION 4.13  No Burdensome Restrictions. The Account Party is not a party
                   --------------------------
to or bound by any Contractual Obligation or subject to any charter or corporate restriction or any Requirement of Law (other than the Related Documents, the Indenture, the Bank Loan Agreement and documents executed or delivered in connection therewith) which could reasonably be expected to materially and adversely affect or insofar as the Account Party may reasonably foresee may so affect, the ability of the Account Party to perform or observe its obligations under this Agreement.

     SECTION 4.14  Full Disclosure. None of the representations or warranties
                   ---------------
made by the Account Party in the Related documents, none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Account Party in connection with the Related Documents, and none of the Account Parties filings with the Securities Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") as of the date of such representation, warranty statement or filing, as the case may be, taken as a whole, contain any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE 5
                                   COVENANTS


     The Account Party covenants and agrees that, so long as the Bank shall have any Commitment hereunder, or any Credit Obligation shall remain unpaid, unless the Bank waives compliance in writing:

     SECTION 5.1 Financial Statements. The Account Party shall deliver to the
                 --------------------
Bank in form and detail reasonably satisfactory to the Bank:

          (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Account Party, as the case may be, a copy of the audited combined balance sheet of the Account Party as at the end of such year and the related combined statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied, in each case, by the opinion of Arthur Andersen & Co. or another nationally-recognized independent public accounting firm which opinion shall state that such combined financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years; and

          (b) as soon as available, but not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of each year a copy of the unaudited combined balance sheet of the Account Party as of the end of such quarter and the related combined statements of income, stockholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by Responsible Officers of the Account Party as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Account Party;

     SECTION 5.2 Certificates; Other Information. The Account Party shall
                 -------------------------------
furnish to the Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a) above, and so long as not contrary to the then-current recommendations of the American Institute of Certified Public Accountants or to a written policy adopted by the Account Party's independent certified public accountants, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b) above, a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Account Party, as the case may be, during such period, has observed or performed in all material aspects all of its covenants and other agreements, and satisfied in all material aspects every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and
(ii) showing in detail the calculations supporting such statement in respect of Sections 5.11 and 5.12;

          (c) promptly after the same are sent, copies of all financial statements and reports which the Account Party sends to its stockholders, and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Account Party may make to, or file with, the SEC, the Nevada Gaming Commission or any successor or similar Governmental Authority to either of them; and

          (d) promptly, such additional financial and other information as the Bank may from time to time reasonably request.

     SECTION 5.3 Notices. The Account Party shall promptly notify the Bank:
                 -------

          (a) of the occurrence of any Default or Event of Default and of the occurrence or existence of any event or circumstance that a Responsible Officer of such Person believes, in such Person's reasonable business judgement, will become a Default or Event of Default;

          (b) promptly upon becoming aware of any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Account Party delivered to the Bank pursuant to subsection 5.1(a), notice thereof; and

          (c) promptly following any material change in accounting policies or financial reporting practices, notice thereof.

     Each notice pursuant to this Section 5.3 shall be accompanied by a written statement by a Responsible Officer of the Account Party setting forth details of the occurrence referred to therein and stating what action the Account Party proposes to take with respect thereto.

     SECTION 5.4 Preservation of Corporate Existence, Etc. The Account Party
                 ----------------------------------------
shall and shall cause MGM Hotel to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

          (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business to the extent required by the Indenture and the Bank Credit Agreement; and

          (c) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the general goodwill and business of the customers, suppliers and others having business relations with it, the non-preservation of which could have a Material Adverse Effect.

     SECTION 5.5 Maintenance of Property. The Account Party shall maintain, and
                 -----------------------
shall cause MGM Hotel to maintain, and preserve all their respective property which is used or useful in their respective business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof, except as permitted by the Indenture or the Bank Credit Agreement. The Account Party shall use the standard of care typical in the industry in the operation of its facilities.

     SECTION 5.6 Insurance. The Account Party shall maintain, and shall cause
                 ---------
MGM Hotel to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, business interruption, public liability and property and casualty insurance.

     SECTION 5.7 Payment of Obligations. The Account Party shall, and shall
                 ----------------------
cause MGM Hotel and MGM Finance to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Account Party or such Subsidiary, including:

          (a) prior to delinquency, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets;

          (b) all lawful claims which, if unpaid or otherwise provided for, might by law become a Lien upon its property; and

          (c) all Indebtedness as and when due and payable but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     SECTION 5.8 Compliance with Laws. The Account Party shall comply, and shall
                 --------------------
cause MGM Hotel and MGM Finance to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     SECTION 5.9 Inspection of Property and Books. The Account Party shall
                 --------------------------------
maintain, and shall cause MGM Hotel and MGM Finance to maintain, proper books of record and accounts in which full, true and correct entries in conformity with GAAP shall be made of all financial transactions and matters involving the assets and business of the Account Party and such Subsidiaries. The Account Party will permit, and will cause MGM Hotel and MGM Finance to permit, representatives or employees of the ______, to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers employees and independent public accountants, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Account Party.

     SECTION 5.10  Environmental Laws. The Account Party shall, and shall cause
                   ------------------
MGM Hotel to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws and to promptly upon discovery by any Responsible Officer of the Account Party, as the case may be, make such reports to Governmental Authorities as are required by applicable law and repair, eliminate or otherwise institute remedial action in respect of any violation of any Environment Law.

     SECTION 5.11  Maintenance of Tangible Consolidated Net Worth. Following the
                   ----------------------------------------------
Termination of Construction Period, the Account Party shall cause MGM Hotel and MGM Finance, on a combined basis, to maintain a Tangible Consolidated Net Worth at the end of each of fiscal quarter of at least equal to the lesser of (a) 70% of the Tangible Consolidated Net Worth as of the last day of the first fiscal quarter immediately following the Termination of Construction Period and (b) $255,000,000.

     SECTION 5.12  Maintenance of Consolidated Coverage Ratio. Subsequent to
                   ------------------------------------------
four
fiscal quarters following the Termination of Construction Period, the Account Party shall cause MGM Hotel and MGM Finance, on a combined basis, to maintain a Consolidated Coverage Ratio, as of the last day of any quarter during any Fiscal Year as follows:

          Fiscal Year                         Coverage Ratio
          2nd year after Termination of
          Construction Period                    1. 50 to 1

          3rd year after Termination of
          Construction Period
          and thereafter                         1. 75 to 1

     SECTION 5.13  Further Assurances.
                   ------------------

          (a) The Account Party shall ensure that all written information, exhibits and reports furnished to the Bank pursuant to this Agreement do not and will not contain, as of the time the same is furnished, any untrue statement of a material fact and do not and will not omit to state, as of the time the same is furnished, any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Bank and correct any material defect or error that may be discovered therein or in any Related Document or in the execution, acknowledgement or recordation thereof.

          (b) Promptly upon request by the Bank, the Account Party shall (and shall cause MGM Hotel to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Bank may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Related Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents,
(iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Bank the rights granted or now or hereafter intended to be granted to the Bank under any Related Document or under any other instrument executed in connection therewith.

     SECTION 5.14  Amendments to Related Documents. The Account Party will not
                   -------------------------------
amend, waive or modify, or take or refrain from taking any action which has the effect of amending, waiving or modifying, any provision of any Related Document or the Management Agreement without the prior written consent of the Bank if such amendment, waiver or modification would have an adverse effect on the rights of the Bank.


                                   ARTICLE 6
                               EVENTS OF DEFAULT


     SECTION 6.1 Event of Default. Any of the following events while outstanding
                 ----------------
or continuing shall constitute an "Event of Default":

          (a)    Non-Payment of Principal or Interest. The Account Party fails
                 ------------------------------------
to
pay when due any amount of principal or any interest hereunder or within any grace period pursuant to any other Related Document; or

          (b)    Other Non-Payment. The Account Party fails to pay any fees or
                 -----------------
any other amount payable hereunder or pursuant to any other Related Document and such amount remains unpaid for four (4) days following the expiration of such grace period; or

          (c)    Representation or Warranty. Any representation or warranty by
                 --------------------------
the Account Party in this Agreement or any Related Document or which is contained in any certificate, document or financial or other statement furnished at any time under this Agreement or in or under any Related Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (d)    Specific Defaults. The Account Party fails to perform or
                 -----------------
observe any term, covenant or agreement contained in Section 5.4, 5.11, 5.12 or 5.14; or

          (e)    Other Defaults. The Account Party fails to perform or observe
                 --------------
any other term or covenant contained in this Agreement or any Related Document, and such default shall continue unremedied for a period of thirty (30) days after notice;

          (f)    Cross-Default. (i) An event of default shall exist and be
                 -------------
continuing under any Related Document, the Indenture, the Management Agreement or the Bank Loan Agreement, or (ii) the Account Party, MGM Hotel MGM Finance fails to make any payment in respect of any Indebtedness or Contingent Obligation, having an aggregate principal amount of more than $25,000,000 when due, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) unless such obligation is being contested in good faith in appropriate proceedings and adequate reserves have been set aside in accordance with GAAP, or (iii) the Account Party, MGM Hotel or MGM Finance fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto, if the effect of such event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity or such Contingent Obligation to become payable; or

          (g)    Bankruptcy or Insolvency. The Account Party, MGM Hotel or MGM
                 ------------------------
Finance (i) becomes insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course substantially as it is conducted on the date hereof; (iii) commences any Insolvency Proceeding or files any petition or answer in any Insolvency Proceeding; (iv) acquiesces in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or effects a plan or other arrangement with its creditors; (v) admits the material allegations of a petition filed against it in any Insolvency Proceeding, or (vi) takes any action to effectuate any of the foregoing; or

          (h)    Involuntary Proceedings. Any involuntary Insolvency Proceeding
                 -----------------------
is commenced or filed against the Account Party, MGM Hotel or MGM Finance, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Account Party's, MGM Hotel's or MGM Finances's assets and any such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within ninety (90) days after commencement, filing or levy; or

          (i)    Monetary Judgments. One or more final judgments, orders or
                 ------------------
decrees shall be entered against the Account Party, MGM Hotel or MGM Finance involving in the aggregate a liability (not fully covered by insurance) of $25,000,000 or more and the same shall remain unvacated, undischarged, unstayed or unbonded pending appeal for a period of thirty (30) days after the entry thereof; or

          (j)    Non-Monetary Judgments. Any non-monetary judgment, order or
                 ----------------------
decree shall be rendered against the Account Party, MGM Hotel or MGM Finance which does or could be expected to have a Material Adverse Effect, and either
(i) enforcement proceedings shall have been commenced by any Person upon such judgment or order and (ii) there shall be any period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k)    Collateral.
                 ----------

               (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against any party thereto, or any party thereto shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

               (ii) the Collateral Documents shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first (except to the extent prior or pari passu security interests are otherwise permitted in the Related Documents) priority security interest; or

          (l)    Adverse Change. There shall occur a Material Adverse Effect.
                 --------------

     SECTION 6.2 Upon an Event of Default. If any Event of Default shall have
                 ------------------------
occurred and be continuing, the Bank may do any one or all of the following:

          (a) instruct the Account Party to direct the Lessor to make one or more Draws in the aggregate amount required to pay in full all amounts, if any, entitled to be drawn under the Letter of Credit and, require the Account Party immediately to reimburse the Bank for the amount of such Draw(s);

          (b) declare the Credit Obligations hereunder, all interest thereon and all other amounts owed by the Account Party hereunder to be immediately due and payable, whereupon all Credit Obligations, all such interest and all such amounts shall become and be immediately due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived by the Account Party; and

          (c) direct the Account Party to pay to the Bank an amount in cash equal to the undrawn face amount of the Letter of Credit, to be deposited into a deposit account established or maintained with Bank as cash collateral for the Account Party's obligations to reimburse Bank for any Drawings under the Letter of Credit as and when such Drawings are made;

provided, however, that upon the occurrence of any event specified in Section
- --------  -------
6.1(g) or (h) above, all Credit Obligations, all interest thereon and all other amounts due hereunder shall be immediately due and payable; the Account Party shall immediately reimburse the Bank for any Draw made as provided in Section 6.2(a) above; and the Account Party shall forthwith pay to the Bank an amount in cash equal to the undrawn face amount of the Letter of Credit, to be deposited into a deposit account established or maintained with Bank as cash collateral for the Account Party's obligations to reimburse Bank for any Drawings under the Letter of Credit as and when such Drawings are made without any instruction, declaration or notice of any kind, all of which notices and demands are hereby expressly waived by the Account Party.

     SECTION 6.3 Rights Not Exclusive. The rights provided for in this Agreement
                 --------------------
and the other Related Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement.


                                   ARTICLE 7
                                 MISCELLANEOUS


     SECTION 7.1 Amendments, Etc. No amendment of this Agreement shall be
                 ---------------
effective unless the same shall be in writing and signed by each of the parties hereto. No waiver of any provision of this Agreement, nor consent to any departure by the Account Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the and then such waivers or consents shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 7.2 Notices, Etc. All notices and other communications provided for
                 ------------
hereunder shall be in writing (including telecommunication, facsimile or telex) and mailed, delivered or facsimilied to the addresses set forth below:

          If to the Account Party:

               MGM Grand, Inc.
               3155 W. Harmon Avenue
               Las Vegas, Nevada  89103
               Attention:  K. Eugene Shutler, Esq.
               Telecopy: (702) 891-1114

          If to the Bank:

               Bank of America National Trust and Savings Association Payment Services #5693
               1850 Gateway Boulevard
               Concord, California 94520
               Attention: ABA No.
               Telecopy No. (510)

          with a copy to:

               Bank of America National Trust and Savings Association Trade Finance Services #5655
               333 South Beaudry Street
               Los Angeles, California 90017
               Attention: International Trade Banking Division
               Telecopy No. (213) 345-6694

               Telephone No. (213) 345-6631

          and to:

               Credit Products Group #3283
               555 South Flower Street
               Los Angeles, California  90071
               Attention:  Jon Varnell
               Telecopy No. (213) 228-6181
               Telephone No. (213) 228-2641

or as to each such person, at such other address as shall be designated by such person in written notice to the other persons. All such notices and communications shall, when delivered, mailed or facsimilied, be effective when delivered, deposited in the mails or facsimilied, respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Article II shall not be effective until actually received by the Bank.

     SECTION 7.3 No Waiver; Remedies. No failure on the part of the Bank or the
                 -------------------
Account Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 7.4 Right of Set-off.
                 ----------------

          (a) Upon the occurrence and during the continuance of an Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Account Party against any and all of the obligations of the Account Party now or hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent or unmatured.

          (b) The Bank agrees promptly to notify the Account Party after any such set-off and application referred to in subsection (a) above, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

     SECTION 7.5 Indemnity. The Account Party shall pay, indemnify, and hold the
                 ---------
Bank and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable fees and expenses of counsel and allocated costs of internal counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement and performance of this Agreement and any other Related Documents or the transactions contemplated herein, including by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payment under after a properly presented demand therefor, the Letter of Credit, and with respect to any investigation, litigation or proceeding related to this Agreement or the use of the proceeds thereof (whether or not any Indemnified Person is a party thereto) (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Account Party shall not be required to indemnify the Bank pursuant to this Section 7.5 for any claims, damages, losses, liabilities, costs or expenses to the extent caused by (i) the Bank's wilful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (ii) the 's wilful or grossly negligent failure to make lawful payment under the Letter of Credit of a demand for payment strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section 7.5 is intended to limit the Account Party's obligations contained in Article 2.

     SECTION 7.6 Liability of the Account Party. As between the Bank and the
                 ------------------------------
Account Party, the Account Party assumes all risks of the acts or omissions of the Lessor and any other beneficiary or transferee of the Letter of Credit with respect to its officers use of the Letter of Credit. Neither the Bank nor any of their officers or directors shall be liable or responsible for: (a) any use which may be made of the Letter of Credit or any acts or omissions of the Lessor and any other beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except that the Account Party shall have a claim against the Bank, and the Bank shall be liable to the Account Party, to the extent of any direct, as opposed to consequential, damages suffered by the Account Party which the Account Party proves were caused by (i) the Bank's wilful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (ii) the Bank's wilful or grossly negligent failure to make lawful payment under the Letter of Credit after the presentation to it by the Lessor or a successor trustee under the Trust Agreement of a demand for payment strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     SECTION 7.7 Costs. Expenses and Taxes. The Account Party agrees to
                 -----
reimburse the Bank for all reasonable attorneys fees, costs and expenses (including without limitation the allocated cost of inhouse counsel) incurred by Bank in connection with the preparation, execution, delivery, filing and recording of this Agreement and any other documents which may be delivered in connection with this Agreement. The Account Party agrees to pay on demand to the Bank all reasonable attorneys fees, costs and expenses (including without limitation the allocated cost of inhouse counsel) incurred by Bank in connection with (i) the enforcement of this Agreement and such other documents which may be delivered in connection with this Agreement, including, without limitation, any costs or expenses incurred in connection with a "work out" or with any bankruptcy or similar proceedings, or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to invalidate or enjoin payments under the Letter of Credit. In addition, the Account Party agrees, to the extent permitted by law, to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such expenses and fees.

     SECTION 7.8 Binding Effect; Successors and Assigns.
                 --------------------------------------

          (a) This Agreement shall become effective when it thereafter shall have been executed by the Account Party and the Bank and shall be binding upon and inure to the benefit of the Account Party and the Bank and their respective successors and assigns; provided, however, that neither the Account Party nor the Bank shall have the right to assign its rights hereunder or any interest herein (except that the Bank may grant participating interests in the Letter of Credit and this Agreement as set forth in subparagraph

(b) below) without the prior written consent of the other party hereto.

          (b) The _____ may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in the Letter of Credit and this Agreement. In the event of any such grant by the of a participating interest to a Participant, whether or not upon notice to the Account Party, the shall remain responsible for the performance of its obligations hereunder, and the Account Party shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations to the Account Party hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement.

          (c) No Participant or other transferee of the Bank's rights shall be entitled to receive any greater payment hereunder, or at any different time, than the Bank would have been entitled to receive with respect to the rights transferred unless such transfer is made with the Account Party's prior written consent.

          (d) Upon the written request of the Account Party the will identify each Participant to which it has participated any of its rights hereunder.

     SECTION 7.9 Severability. Any provision of this Agreement which is
                 ------------
prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     SECTION 7.10  Governing Law. This Agreement shall be governed by, and
                   -------------
construed in accordance with, the laws of the State of California.

     SECTION 7.11  Headings. Section headings in this Agreement are included
                   --------
herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                              MGM GRAND, INC.


                              By:________________________________

                              Title:_____________________________



                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION


                              By:________________________________
                                    Vice President

                                                                       EXHIBIT B
                                                                       ---------


                               SECURITY AGREEMENT
                               ------------------


          THIS SECURITY AGREEMENT ("Agreement") entered into as of November 17, 1993 between MGM GRAND, INC. ("MGM"), a Delaware corporation ("MGM,") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank").

                                    RECITAL
                                    -------

          MGM and Bank are entering into a Letter of Credit and Reimbursement Agreement dated as of even date herewith (as amended, modified or supplemented from time to time, the "Reimbursement Agreement"), and it is a condition precedent in such Reimbursement Agreement that the parties hereto execute and deliver this Agreement.

          NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

          1. THE SECURITY. MGM hereby assignees and grants to a security interest to Bank in the following described personal property, all such property hereinafter collectively called "Collateral":

          A. All rights to the payment of money now owned or hereafter acquired by MGM, whether due or to become due and whether or not earned by performance, including, but not limited to, accounts, contract rights, chattel paper, instruments and general intangibles, arising under that certain Management and License Agreement dated as of May 13, 1992 between MGM and MGM Grand Hotel, Inc. a Nevada corporation ("MGM Hotel"), (as amended, supplemented or modified from time to time, "Management Agreement").

          B.   All proceeds of the foregoing.

          C. All rights to insurance and the proceeds thereof covering any of the above property.

     2. OBLIGATIONS SECURED. The Collateral secures and will secure all Obligations of MGM to Bank under this Agreement and under the Reimbursement Agreement. For the purposes of this Agreement, "Obligations" shall mean all reimbursement obligations of MGM to Bank under the Reimbursement Agreement, all extensions of credit made by Bank to MGM and all other obligations and liabilities of MGM to Bank under the Reimbursement Agreement and this Agreement, whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether due or not due, whether absolute or contingent, or whether incurred directly or acquired by Bank by assignment or otherwise.

     3.   MGM'S COVENANTS. MGM covenants and warrants that:

          A.  MGM will properly maintain and care for Collateral.

          B. MGM will notify Bank in writing prior to any change in MGM's place of business, or, if MGM has or acquires more than one place of business, prior to any change in MGM's chief executive office or the offices where MGM's books and records concerning the Collateral are kept.

          C. MGM will immediately notify Bank of any proposed or actual change of MGM's name, identity or corporate structure.

          D. MGM has not executed and will not execute any security agreement or financing statement covering any Collateral except to Bank.

          E. MGM will not dispose of or create a security interest in the Collateral except as provided hereunder.

          F. Until Bank exercises its rights to make collections, MGM will diligently collect all amounts owing under the Management Agreement and keep accurate books and records thereof.

          G. MGM will promptly notify Bank of any legal process levied against the Collateral or any other event which materially affects the value of the Collateral or the rights and remedies of Bank in relation thereto.

          H. Except as may be required pursuant to the Bank Loan Agreement or the Indenture (as such terms are defined in the Reimbursement Agreement) or any of the documents executed in connection therewith, MGM will not agree to subordinate or otherwise restrict its right to receive payments under the Management Agreement.

     4. BANK'S REMEDIES AFTER DEFAULT. Upon the occurrence and continuance of any Event of Default, Bank may do any one or more of the following:

          A. Require MGM to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to Bank in kind.

          B. Require MGM to periodically deliver to Bank records and schedules, which show amounts owing under the Management Agreement or other matters which affect the Collateral.

          C. Verify amounts owing under the Management Agreement and inspect the books and records of MGM and make copies thereof or extracts therefrom.

          D. Require MGM to deliver to Bank any instruments or chattel paper evidencing amounts owing under the Management Agreement.

          E. Notify MGM Hotel or any other persons of Bank's interest in the Collateral and the proceeds thereof.

          F. Require MGM to direct MGM Hotel to forward all remittances, payments and proceeds of the Collateral to a post office box under Bank's exclusive control.

          G. Demand and collect any amounts owing under the Management Agreement and any proceeds of the Collateral. In connection therewith MGM irrevocably authorizes Bank to endorse or sign MGM's name on all collections, receipts or other documents, take possession of an open the mail addressed to MGM and remove therefrom proceeds and payments of Collateral.

          H. Enforce the security interest given hereunder pursuant to the Uniform

     Commercial Code of California or any other law.

          I. Require MGM to assemble the records pertaining to Collateral and make them available to Bank at a place designated by Bank.

          J. Enter the premises of MGM and take possession of the records pertaining to the Collateral.

          K. Grant extensions of, compromise claims in respect of, and settle amounts owing under, the Management Agreement for less than face value, all without prior notice to MGM.

     5.   MISCELLANEOUS.

          A. Any waiver, expressed or implied, of any provision hereunder and any delay or failure by Bank to enforce any provision shall not preclude Bank from enforcing any such provision thereafter.

          B. MGM shall, at the request of Bank, execute such other agreements, documents or instruments in connection with this Agreement as Bank may reasonable deem necessary.

          C. This Agreement shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the parties hereto submit.

          D. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

          E. All terms not defined herein are used as set forth in the Reimbursement Agreement or in the Uniform Commercial Code of California.

          F. In the event of any action by Bank to enforce this Agreement or to protect the security interest of Bank in the Collateral, MGM agrees to pay the costs thereof, reasonable attorney's fees, including the allocated cost of inhouse counsel, and other expenses.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.


                                           MGM GRAND, INC.

                                           By:________________________________

                                           Name:______________________________

                                           Title:_____________________________


                                           BANK OF AMERICA NATIONAL TRUST
                                           SAVINGS ASSOCIATION

                                      By:________________________________
                                               Jon Varnell
                                               Vice President

                             CONSENT TO ASSIGNMENT


          The undersigned, MGM Grand Hotel, Inc. ("MGM Hotel") acknowledges and consents to the foregoing Security Agreement dated as of November 17, 1993 and agrees with Bank of America National Trust and Savings Association ("Bank") as follows:

          1. Upon and after MGM Hotel's receipt of a notice from the Bank (a) stating that an Event of Default has occurred and is continuing under the Reimbursement Agreement and (b) directing MGM Hotel to do so, MGM Hotel agrees to forward all remittances, payments and proceeds under the Management Agreement to a post office box designated by the Bank.

          2. The Bank may enforce MGM Grand, Inc.'s rights under the Management Agreement directly against MGM Hotel.

          3. If requested by the Bank, MGM Hotel will cooperate with the Bank by assembling its records in order to verify amounts owing under the Management Agreement and permit the Bank to inspect MGM Hotel's books and records and make copies thereof or extracts therefrom in connection therewith.

          4. Except at may be required pursuant to the Bank Loan Agreement or the Indenture (as such terms are defined in the Reimbursement Agreement) or any of the documents executed in connection therewith, MGM Hotel will not agree to subordinate or otherwise restrict MGM Grand, Inc.'s right to receive payments under the Management Agreement.

Dated:

                                       MGM GRAND HOTEL, INC.


                                       By:________________________________

                                       Name:______________________________

                                       Title:_____________________________

                                       5